SCHEDULE 14A
                                 (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant |_|
Filed by a Party other than the Registrant |X| Check the appropriate box:

|_|   Preliminary Proxy Statement
                                         |_|   Confidential, For Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))

|_|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|X|   Soliciting Material Under Rule 14a-12

                            Post Properties, Inc.
                            ---------------------
               (Name of Registrant as Specified in Its Charter)

                                John A. Williams
   (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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

For Immediate Release

Contacts:

Media                                     Investors
Jeremy Fielding/Kimberly Kriger           Larry Dennedy/Bob Marese
Kekst and Company                         MacKenzie Partners, Inc.
212-521-4800                              212-929-5500


        John A. Williams Proposes New Corporate Governance Provisions
                               for Post Properties

          Nominates New Candidate to Independent Slate of Directors

ATLANTA, April 14, 2003 - John A. Williams, founder, largest shareholder and director of Post Properties, Inc. (NYSE: PPS) today announced additional proposals to raise the quality of corporate governance that the independent slate of nominees to Post's Board of Directors will introduce if elected at the upcoming Post annual meeting of shareholders noticed for Thursday, May 22, 2003.

Following certain preliminary discussions with Post Properties shareholders, it has been determined that the nominees will take the following actions, if elected, to raise the quality of corporate governance and enhance shareholder value. They would propose that the Board:

o Be prohibited from adopting a shareholder rights plan (poison pill) without first receiving shareholder approval;
o Not opt-in to or utilize Georgia's anti-takeover statutes without prior shareholder approval; and
o Modify the Company's certificate of incorporation to allow investors who meet certain criteria related to preserving the Company's REIT status to accumulate larger stakes in Post.

Further details will be provided in the amended proxy materials that will be filed shortly with the Securities and Exchange Commission.

These proposals would be in addition to the nominees' previously announced provisions for establishing shareholder-friendly governance of Post, including the creation of a Special Committee of independent directors to objectively evaluate all strategic alternatives, proposing the elimination of Post's staggered Board, and requiring shareholder approval for the grant of options and restricted stock to Post's CEO and all other directors.

Mr. Williams said, "The past eighteen months have been a wake-up call for corporate America in terms of corporate governance. Every business has

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become aware that practices that were previously acceptable can be misused with serious repercussions for shareholders. We must all scrutinize corporate practices and policies and make changes recognizing that raising the bar of corporate governance is a process of continuous improvement.

"Therefore, following our initial dialogue with shareholders, we have expanded our proposed corporate governance initiatives. The new independent Board of Post Properties will consider the full range of available alternatives in its efforts to enhance shareholder value, and will not stand in the way of any option that benefits Post shareholders," Mr. Williams concluded.

Additionally, Frank Bryant was announced today as a new nominee on the independent slate. He replaces Jansen Noyes III, who withdrew his name due to concerns expressed by his employer that a potential conflict of interest within his employer's organization could arise as a result of his nomination. Mr. Noyes commented, "John and his slate are on the right side of the issues and I am confident the shareholders, acting with enlightened self interest, will agree."

Frank Bryant has over 40 years of experience in the public and private real estate markets. Mr. Bryant is a former Executive Vice President of and officer in charge of the real estate division of Manufacturers Hanover Trust Company, and the former senior real estate lending officer of Manufacturers Hanover Corporation. Mr. Bryant is currently active in entrepreneurial real estate investments with an emphasis on senior housing and health care. Mr. Bryant was a member of the Real Estate Advisory Committee of the New York State Common Retirement Fund for 24 years, and has been active in numerous other organizations, including, among others, the Community Preservation Fund, the Industry Real Estate Financing Advisory Council of the American Hotel and Motel Association, the Real Estate Center of the Wharton School of the University of Pennsylvania and the Real Estate Board of New York.

Mr. Williams believes his five nominees plus himself have the industry experience, the proven track records, the financial expertise, and in particular, the independence that is necessary to raise the quality of Post's corporate governance, improve Post's operating performance, and enhance shareholder value. Voting for these new nominees will take place by mail and at the Post annual meeting of shareholders noticed for May 22, 2003.

A new website has been established for Post Properties shareholders at HTTP://WWW.POSTSHAREHOLDERS.COM. If you own stock of Post Properties, please visit this website regularly for updated information and instructions of how to join Mr. Williams and the other Post shareholders who want to restore and enhance value at Post Properties.

                                     ###

                              IMPORTANT INFORMATION
                              ---------------------

On April 7, 2003, Mr. Williams filed a preliminary proxy statement with the Securities and Exchange Commission relating to his solicitation of proxies from shareholders of Post Properties, Inc. with respect to Post Properties' 2003 Annual Meeting scheduled for May 22, 2003. Mr. Williams will file with the Commission, and will furnish to Post Properties shareholders, a definitive proxy statement regarding his solicitation of proxies from Post Properties shareholders with respect to the 2003 Annual Meeting. Mr. Williams may also file additional proxy solicitation materials. MR. WILLIAMS ADVISES ALL POST PROPERTIES SHAREHOLDERS TO READ THE DEFINITIVE PROXY STATEMENT AND ANY ADDITIONAL PROXY SOLICITATION MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Mr. Williams' preliminary proxy statement is, and the definitive proxy statement and any additional proxy solicitation materials will be, available for free at the Securities and Exchange Commission's Internet web site at www.sec.gov. You may also obtain a free copy of Mr. Williams' definitive proxy statement, when it becomes available, and other relevant documents by writing to MacKenzie Partners, Inc. toll-free at (800) 322-2885 or (212) 929-5500 or by email at
PROXY@MACKENZIEPARTNERS.COM.



                            PARTICIPANT INFORMATION
                            -----------------------

Mr. Williams and his nominees for election to the board of directors of Post Properties may be deemed to be participants in Mr. Williams' solicitation of proxies with respect to the 2003 Annual Meeting of Post Properties. These nominees are George R. Puskar, Roy E. Barnes, Frank Bryant, Paul J. Dolinoy, and Thomas J.A. Lavin.

Mr. Williams and his nominees have interests in the solicitation of proxies with respect to the 2003 Annual Meeting of Post Properties arising from their beneficial ownership of the common stock of Post Properties. Mr. Williams also receives customary compensation from Post Properties in exchange for his services as a director and pursuant to his employment agreement with the Company. If elected, Mr. Williams would accept a base salary of $1 per year without any cash bonus or other cash payment in consideration of his services. If elected, Mr. Williams' nominees will receive customary director fees for their services as directors. Additional information with respect to the beneficial ownership of shares of common stock of Post Properties by Mr. Williams and his nominees is as follows: other than Mr. Williams, who owns 2,887,815 shares (including currently exercisable options and partnership units convertible for common stock) and Mr. Puskar, who owns 3,000 shares, none of the other nominees currently own shares in Post Properties.